As filed with the Securities and Exchange Commission on June 11, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Amicus Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	71-0869350
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Cedar Brook Drive, Cranbury, NJ 08512

(609) 662-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John F. Crowley

Chief Executive Officer

Amicus Therapeutics, Inc.

1 Cedar Brook Drive

Cranbury, New Jersey 08512

(609) 662-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Steven J. Abrams, Esq.

Pepper Hamilton LLP

3000 Two Logan Square — 18th and Arch Streets

Philadelphia, Pennsylvania 19103-2799

Telephone: (215) 981-4000

Facsimile: (215) 981-4750

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check this box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ SEC File No. 333-202474

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)(2)	Proposed Maximum Aggregate Offering Price (3) (4) (5) (6)	Amount of Registration Fee
Common Stock, $0.01 Par Value
Preferred Stock, $0.01 Par Value
Warrants
Debt Securities
Units
Subscription Rights
Total Primary Offering
Total	$8,750,002	$1,016.76

(1)              In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities which remain eligible to be sold under the Registration Statement on Form S-3 (File No. 333-202474) (the “Initial Registration Statement”) is hereby registered. As of the date hereof, none of the $250,000,000 of securities registered on the Initial Registration Statement have been sold, and all of such securities therefore remain to be offered and sold under the Initial Registration Statement.

(2)              This registration statement also covers (i) debt securities, preferred stock and common stock of the registrant that may be issued upon the exercise of warrants and subscription rights, and (ii) such indeterminate amount of securities as may be issued in exchange for, or upon the conversion of, the securities registered hereunder. In addition, securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(3)              An indeterminate number of or aggregate principal amount of the securities is being registered as may at various times be issued at indeterminate prices, with an aggregate offering price not to exceed $8,750,002 or the equivalent thereof in one or more currencies or, if any debt securities are issued at any original issuance discount, such greater principal amount as shall result in an aggregate initial offering price of $8,750,002. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(4)              Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended.

(5)              Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended, and exclusive of accrued interest and dividends, if any.

(6)              Includes consideration to be received by us for registered securities that are issuable upon exercise, conversion or exchange of other registered securities.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note and

Incorporation of Certain Information by Reference

The Registration Statement on Form S-3 is being filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of registering an additional $8,750,002 of securities of the same class as were included in our Registration Statement on Form S-3, File No. 333-202474, declared effective May 4, 2015 (the “Base Registration Statement”). The amount being registered does not represent more than 20% of the maximum aggregate offering price of the securities which remain eligible to be sold under the Base Registration Statement. The contents of the Base Registration Statement, including the exhibits thereto, are hereby incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the township of Cranbury, New Jersey, on this 11th day of June, 2015.

AMICUS THERAPEUTICS, INC.

June 11, 2015	By:	/S/ WILLIAM D. BAIRD, III
William D. Baird, III
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Name	Title	Date

/S/ JOHN F. CROWLEY	Chairman and Chief Executive Officer (Principal Executive Officer)	June 11, 2015
John F. Crowley

/S/ WILLIAM D. BAIRD, III	Chief Financial Officer (Principal Financial Officer)	June 11, 2015
William D. Baird, III

*	Corporate Controller (Principal Accounting Officer)	June 11, 2015
Daphne Quimi

*	Director	June 11, 2015
Sol J. Barer Ph.D.

*	Director	June 11, 2015
Robert Essner

*	Director	June 11, 2015
Donald J. Hayden, Jr.

*	Director	June 11, 2015
Ted W. Love, M.D.

*	Director	June 11, 2015
Margaret G. McGlynn, R.Ph.

*	Director	June 11, 2015
Michael G. Raab

*	Director	June 11, 2015
Glenn Sblendorio

*By:	/S/ WILLIAM D. BAIRD, III
William D. Baird, III, Attorney-in-Fact

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EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Pepper Hamilton LLP*

23.1	Consent of Ernst & Young LLP*

23.2	Consent of Pepper Hamilton LLP (included in Exhibit 5.1)*

24.1	Power of Attorney (incorporated by reference to the signature page of the Registration Statement on Form S-3 (Registration No. 333-202474) filed by Amicus Therapeutics, Inc. on March 3, 2015.

* Filed herewith.

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